Exhibit 16.1

[Letterhead of Lazar Levine, LLP]

July 7, 2003

Securities and Exchange Commission

Washington, D.C. 20549

RE: Biovest International, Inc.

File No. 0-11480

Dear Sir or Madam:

We have read Item 4 of the Amended Form 8-K of Biovest International, Inc., dated July 7, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Lazar Levine & Felix, LLP